UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

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Lemonade, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SUPPLEMENT TO PROXY STATEMENT
Annual Meeting of Stockholders

June 8, 2022
10:00 a.m. (Eastern time)

LEMONADE, INC.
5 Crosby Street, 3rd Floor
New York, New York 10013

This supplement, dated May 10, 2022, supplements the definitive proxy statement (the “Proxy Statement”) of Lemonade, Inc. (the “Company”) filed with the Securities and Exchange Commission on April 29, 2022, relating to the Company’s 2022 Annual Meeting of Stockholders to be held on June 8, 2022 (the “Annual Meeting”).

Corporate Governance Update

Director Resignation

On May 9, 2022, Joel Cutler tendered his resignation as a member of the Board of Directors of the Company (the “Board”), including all committees thereof, effective immediately. Mr. Cutler had served as a Class III director and as a member of the Audit Committee and Compensation Committee.

Director Reclassification

Following the resignation of Mr. Cutler, on May 10, 2022, in order to achieve an equal balance of membership among the classes of directors, the Board determined to move Michael Eisenberg from Class I with a term expiring at the 2024 Annual Meeting of Stockholders to Class III with a term expiring at the 2023 Annual Meeting of Stockholders. Accordingly, on the same date, Mr. Eisenberg, who was a Class I director, resigned as a director and was immediately elected by the Board as a Class III director. The resignation and re-election of Mr. Eisenberg was effected solely to rebalance the Board's classes and, for all other purposes, including committee service and compensation, Mr. Eisenberg’s service on the Board is deemed to have continued uninterrupted. The Board now consists of two Class I directors, three Class II directors, and two Class III directors. The current Class I Directors are now Daniel Schreiber and Caryn Seidman-Becker; the current Class II Directors are Shai Wininger, Irina Novoselsky and Mwashuma Nyatta; and the current Class III Directors are Michael Eisenberg and Silvija Martincevic. On April 14, 2022, Ms. Seidman-Becker tendered her resignation as member of the Board, including all committees thereof, effective upon the conclusion of the Annual Meeting.

Changes to Board Committee Composition

On May 8, 2022, the Board reconstituted the membership of the Audit, Compensation and Nominating and Corporate Governance Committees. The members of each of the Board committees and committee Chairpersons as of May 8, 2022 are set forth in the following chart.

Name	Audit Committee	Compensation	Nominating and Corporate Governance
Michael Eisenberg	X	Chair	X
Irina Novoselsky	Chair	X	X
Silvija Martincevic	X	X	Chair

Our Board has affirmatively determined that each member of the Audit Committee is independent for purposes of serving on an audit committee under Rule 10A-3 promulgated under the Exchange Act and the NYSE Rules, including those related to Audit Committee membership. The members of our Audit Committee meet the requirements for financial literacy under the applicable NYSE Rules. In addition, our Board has determined that Mr. Eisenberg, Ms. Novoselsky and Ms. Martincevic each qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. No Audit Committee member currently serves on the audit committee of more than three public companies.

Each member of the Compensation Committee qualifies as an independent director under NYSE’s heightened independence standards for members of a compensation committee and as a “non-employee director” as defined in Rule 16b-3 of the Exchange Act.

Each member of the Nominating and Corporate Governance Committee qualifies as independent under the NYSE Rules.